Exhibit 99.1

Investors and Media:

Chris Oltmann

(818) 532-3708

Velocity Financial, Inc. Announces

Third Quarter 2020 Results

Third Quarter Highlights:

•	Net income of $3.5 million, core earnings of $3.9 million(1) and diluted EPS of $0.11
‒	Net income growth of 63% from the prior quarter primarily driven by normalization of credit loss provision expense
•	Normalized provision expense of $0.4 million.
•	Restarted loan production activities in September to strong demand
‒	September loan applications totaled $226 million in unpaid principal balance (UPB), mirroring pre-COVID levels; loan production totaled $8 million in UPB
‒	October loan originations totaled $63 million in UPB
•	Book value per common share as of September 30, 2020, was $10.44 compared to $10.26 as of June 30, 2020
•	Portfolio net interest margin of 3.77%, an increase of 23 basis points from the second quarter of 2020
•	Approximately $335 million in UPB of loans in the COVID-19 forbearance program were brought current during the quarter
•

Resolutions of delinquent loans in 3Q20 were 103.5% of assets resolved, continuing our consistent track record of net gains on delinquent loan and real estate owned (REO) resolutions over and above contractual principal and interest

Please see footnotes at the end of this release.

Third Quarter 2020 Earnings

Westlake Village, CA – November 11, 2020 – Velocity Financial, Inc. (NYSE: VEL) (“Velocity” or the “Company”) reported net income of $3.5 million for the third quarter of 2020 and diluted earnings per common share of $0.11. Core income(1) for the third quarter of 2020 was $3.9 million, excluding severance costs related to workforce reductions. Book value per common share was $10.44, an increase from $10.26 as of June 30, 2020.

“Velocity’s third quarter results highlight the significant progress our team has made in normalizing business operations and improving earnings performance” said Chris Farrar, President and CEO. “The strong volumes we have experienced with the restart of our loan production activities have exceeded our expectations and reflect significant demand for the financing solutions we provide. We believe that opportunities for Velocity have expanded due to fundamental shifts in real estate markets, which have helped fuel heightened interest from our existing brokers and driven the recent addition of nearly four hundred new relationships. With the restart of our production operations, our business is back on track and poised to deliver strong performance and attractive returns going forward.”

Third Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	3Q 2020	2Q 2020	$ Variance	% Variance
Pretax income	$5,025	$2,625	$2,400	91%
Net income	$3,481	$2,141	$1,340	63%
Preferred stock deemed dividend(1)	-	$(48,955)	n.a.	n.a.
Basic earnings (loss) per share	$0.17	$(2.33)	$2.5	n.a.
Diluted earnings (loss) per share	$0.11	$(2.33)	$2.4	n.a.
Core Earnings(2)	$3,913	$3,408	$505	15%
Pretax return on equity	9.60%	4.94%	n.a.	94%
Return on equity	6.60%	4.03%	n.a.	64%
Net interest margin - portfolio	3.77%	3.54%	n.a.	6%
Net interest margin -total company	3.39%	3.18%	n.a.	7%
Avergage common equity	$209,468	$212,407	$(2,939)	(1)%

(1)	Charged against common equity
(2)	Core earnings is a non-GAAP measure. Please see the reconciliation to GAAP net income at the end of this release.

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Third Quarter 2020 Earnings

Discussion of results:

•	3Q20 net income of $3.5 million reflects continued improvement in Velocity’s platform as it recovers from the COVID-driven market dislocation earlier this year
•	The difference between core earnings(1) and GAAP net income is severance costs related to workforce reduction resulting from streamlining of our loan operations processes
•	Net interest margin improvement was driven by fewer new nonperforming loans during 3Q20

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	3Q 2020	2Q 2020	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$1,008	$841	$166	20%
Mixed Use	254	260	(5)	(2)%
Multi-Family	187	193	(6)	(3)%
Retail	173	178	(5)	(3)%
All Other	364	373	(9)	(2)%
Total	$1,986	$1,845	$142	8%
Held for Sale
Investor 1-4 Rental	$-	$214	$(214)	(100)%
Total Managed Loan Portfolio UPB	$1,986	$2,059	$(73)	(4)%
Key loan portfolio metrics:
Total loan count	6,029	6,294
Weighted average loan to value	66.18%	65.86%
Weighted average total portfolio yield	8.21%	7.59%
Weighted average portfolio debt cost	5.07%	4.63%

Discussion of results:

•	The weighted average total portfolio yield was 8.21% in 3Q20, an increase of 62 basis points from 2Q20, primarily driven by fewer new NPLs
•	The 44 basis point increase in portfolio related debt cost was primarily attributable to the higher cost 2020-2 and 2020-MC1 securitizations, completed in June and July, respectively

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Third Quarter 2020 Earnings

•	Velocity’s loan portfolio was $1.986 billion as of September 30, 2020, a 4% quarter-over-quarter decrease from June 30, 2020
•	Transferred approximately $214 million in UPB of short-term loans to the held for investment (HFI) portfolio during 3Q20. Previously these loans were accounted for as held for sale (HFS).

LOAN PRODUCTION VOLUMES
($ in millions)	Oct. 2020	Sept. 2020	$ Variance	% Variance
Investor 1-4 Rental	$47	$6	$40	656%
Traditional Perm.	16	2	14	733%
Short-term loans	-	-	-	-
Total loan production	$63	$8	$55	674%

Note: Loan production operations were suspended in late March 2020 and resumed in September 2020.

Discussion of results:

•	Velocity resumed loan production activities in September, funding $8 million in UPB of 30-year Investor 1-4 and Traditional Commercial loans in 3Q20
‒	The relaunch has been met with strong demand from existing broker relationships and the addition of 396 new broker registrations resulted in $226 million in UPB of loan applications
•	Loan application volume in October totaled $252 million in UPB, and production volume totaled $63 million in UPB

CREDIT PERFORMANCE INDICATORS
($ in thousands)	3Q 2020	2Q 2020	$ Variance	% Variance
Nonperforming loans(1)	$314,727	$329,132	$(14,405)	(4)%
Nonperforming loans % total HFI Loans	15.84%	15.99%	-	(1)%
Total Charge Offs(2)	$1,046	$75	$971	n.a.
Charge-offs as a % of HFI loans	0.053%	0.004%	-	n.a.
CECL Reserve	$5,748	$5,221	$527	10%

(1)	Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure and in bankruptcy.
(2)	$788 thousand of 3Q 2020 is related to an unusual and nonrecurring charge-off due to a fraud loan and not related to COVID-19 pandemic.

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Third Quarter 2020 Earnings

Discussion of results:

•	Nonperforming loans as a percent of total loans as of September 30, 2020, decreased to 15.84% from 15.99% as of June 30, 2020, driven by:
‒	Continued strong nonperforming asset resolution activity and fewer new nonperforming loans
•	The quarter-over-quarter increase in charge-offs was primarily due to one loan totaling $787 thousand, resulting from an unusual circumstance not indicative of worsening credit conditions
‒	Adjusted for the unusual circumstance loan, 3Q20 charge-offs were $259 thousand and in-line with historical levels
•

The CECL reserve increase in 3Q20 was driven a $1.6 million loan loss provision, $1.2 million of which was related to the transfer of short-term loans to the HFI portfolio, with the remainder related to normal provisioning

NET REVENUES
($ in thousands)	3Q 2020	2Q 2020	$ Variance	% Variance
Interest income	$41,374	$39,755	$1,619	4%
Interest expense - portfolio related	(22,347)	(21,189)	(1,158)	5%
Interest expense - corporate debt	(1,913)	(1,894)	(19)	1%
Net Interest Income	$17,114	$16,672	$442	3%
CECL provision	(1,573)	(1,800)	227	(13)%
Gain on loan sales	(51)	155	(206)	(133)%
Other Operating (loss) income	1,400	(1,494)	2,894	n.a.
Total Net Revenues	$16,890	$13,533	$3,357	25%

CECL Reserve Reconciliation (Balance Sheet):	3Q 2020
($ in thousands)
Beginning Balance 6/30/2020	$(5,220)
Add: Reserve for short-term loans transferred to HFI	(1,166)
3Q20 CECL provision	(407)
Deduct: 3Q20 charge-offs	1,046
Ending Balance 9/30/2020	$(5,748)

Income Statement (HFS to HFI Reclass):	3Q 2020
Interest Income
Provision for Loan Loss	$(1,166)
Other Income
Reversal of HFS LOCOM Valuation	1,307
Net P&L Impact	$141

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Third Quarter 2020 Earnings

Discussion of results:

•	Net Revenue grew by 25% quarter-over-quarter, driven by normalized loan loss provisioning levels and increased interest collections on nonperforming loans
•

Approximately $1.2 million of the reported $1.6 million total provision expense was offset by a $1.3 million LOCOM valuation reversal in other income driven by the transfer HFS loans to the HFI portfolio, resulting in a net P&L increase of $0.1 million

OPERATING EXPENSES
($ in thousands)	3Q 2020	2Q 2020	$ Variance	% Variance
Compensation and employee benefits	$5,692	$5,863	$(171)	(3)%
Rent and occupancy	415	448	(33)	(7)%
Loan servicing	2,168	1,754	414	24%
Professional fees	1,051	588	463	79%
Real estate owned, net	898	408	490	120%
Other expenses	1,641	1,847	(206)	(11)%
Total expenses	$11,865	$10,908	$957	9%

Discussion of results:

•	Operating expenses increased $1.0 million due to loans servicing expense growth resulting from higher securitized loan balances, legal fees related to pending litigation, and REO expenses

SECURITIZATIONS
Trusts	Securities Issued	Balance at 9/30/2020	W.A. Rate
2011-1 Trust	$61,042	$-	-
2014-1 Trust	161,076	25,599	6.97%
2015-1 Trust	285,457	41,190	7.52%
2016-1 Trust	319,809	62,339	7.54%
2016-2 Trust	166,853	46,984	6.40%
2017-1 Trust	211,910	80,174	5.08%
2017-2 Trust	245,601	138,456	3.34%
2018-1 Trust	176,816	110,262	4.02%
2018-2 Trust	307,988	208,206	4.51%
2019-1 Trust	235,580	192,856	4.05%
2019-2 Trust	207,020	168,819	3.42%
2019-3 Trust	154,419	132,893	3.25%
2020-1 Trust	248,700	233,005	2.84%
2020-2 Trust	96,352	94,113	4.48%
2020-MC1 Trust	179,371	162,173	4.50%
	$3,057,994	$1,697,069

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Third Quarter 2020 Earnings

Discussion of results:

•

In July, the Company issued its third securitization of the year (VCC 2020-MC1) for $179 million at a rate of 4.50%. The VCC 2020- MC1 securitization was collateralized primarily by short-term loans secured by 1-4 unit investor properties, in addition to 30-year loans secured by residential 1-4 unit investor and small commercial properties originated through Velocity’s operating platform.

•	Expect to complete Velocity’s next securitization in the first quarter of 2021, backed by newly originated 30-year loans

RESOLUTION ACTIVITY	THIRD QUARTER 2020		SECOND QUARTER 2020
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$9,705	$728	$6,658	$336
Paid current	1,152	24	19,635	208
REO sold	1,628	(312)	1,406	38
	$12,485	$440	$27,699	$582

Resolutions as a % of nonperforming UPB		103.5%		102.1%

Discussion of results:

•	Strong asset resolution trends continued in 3Q20, realizing gains of $440 thousand, or 103.5% of nonperforming UPB resolved during the quarter

Conference Call Information

The Company will host a webcast to discuss the third quarter 2020 results on
November 11, 2020 at 5:00 p.m. Eastern Time. Listeners can access the webcast via the link below:

https://services.choruscall.com/links/vel201111roBZnCkl.html

The earnings discussion can also be accessed by dialing 1-866-807-9684 in the U.S. and Canada. International callers must dial 1-412-317-5415. Callers should ask to be joined into the Velocity Financial, Inc. earnings call. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register and to download and install any needed software.

Management’s slide presentation will be available on the Company’s Investor Relations website at www.velfinance.com after the market close on Wednesday,
November 11, 2020.

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Third Quarter 2020 Earnings

A replay of the call will be available through midnight on November 18, 2020 and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or
1-412-317-0088 internationally and entering access code #10148332.  The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers it has built and refined over 15 years.

(1)

Core Earnings is a non-GAAP financial measures the Company presents to help investors better understand unique items that impact earnings.  For a reconciliation of GAAP net income to Core Earnings, please refer to the sections of this press release titled “Non-GAAP Financial Measures” and “Adjusted Financial Metric Reconciliation to GAAP Net Income.”

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Core Earnings, which is a non-GAAP financial measure. For more information on Core Earnings, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ

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Third Quarter 2020 Earnings

significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic, and its direct and indirect impacts, (2) general economic and real estate market conditions, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitization and (6) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

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Third Quarter 2020 Earnings

Velocity Financial, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

	Quarter Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	09/30/2019
(In thousands)
Assets
Cash and cash equivalents	$19,210	$9,803	$7,649	$21,465	$8,849
Restricted cash	7,821	6,735	4,483	6,087	3,152
Total loans, net	2,004,413	2,077,119	2,148,595	2,080,787	1,949,311
Accrued interest receivables	13,134	17,793	14,470	13,295	12,450
Receivables due from servicers	44,466	36,028	37,884	49,659	38,349
Other receivables	402	4,609	2,516	4,778	7,585
Real estate owned, net	14,653	15,648	16,164	13,068	15,806
Property and equipment, net	4,446	4,718	4,964	4,680	4,903
Deferred tax asset	1,832	5,556	10,111	8,280	4,127
Other assets	16,489	9,042	10,519	12,667	17,219
Total Assets	$2,126,866	$2,187,051	$2,257,354	$2,214,766	$2,061,751

Liabilities and members' equity
Accounts payable and accrued expenses	$61,859	$55,938	$58,591	$56,146	$41,957
Secured financing, net	74,776	74,571	74,364	145,599	145,285
Securitizations, net	1,670,930	1,599,719	1,576,431	1,438,629	1,377,733
Warehouse & repurchase facilities	19,541	160,796	297,537	421,548	349,115
Total Liabilities	1,827,106	1,891,024	2,006,924	2,061,922	1,914,090

Mezzanine Equity
Series A Convertible preferred stock	90,000	90,000	-	-	-
Stockholders' Equity
Stockholders' equity	209,760	206,027	250,430	152,844	147,661
Total Liabilities and members' equity	$2,126,866	$2,187,051	$2,257,354	$2,214,766	$2,061,751

Book value per share	$10.44	$10.26	$12.47	n.a.	n.a.

Shares outstanding	20,087	20,087	20,087	n.a.	n.a.

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Third Quarter 2020 Earnings

Velocity Financial, Inc.

Consolidated Statements of Income

(Unaudited)

	Quarter Ended
($ in thousands)	9/30/2020	6/30/2020	3/31/2020	12/31/2019	09/30/2019

Revenues
Interest income	$41,374	$39,755	$44,637	$44,124	$40,379
Interest expense - portfolio related	22,347	21,189	22,848	22,689	21,827
Net interest income - portfolio related	19,027	18,566	21,789	21,435	18,552
Interest expense - corporate debt	1,913	1,894	6,342	4,070	3,842
Net interest income	17,114	16,672	15,447	17,365	14,710
Provision for loan losses	1,573	1,800	1,289	242	338
Net interest income after provision for loan losses	15,541	14,872	14,157	17,123	14,372
Other operating income (expense)	1,349	(1,339)	1,620	833	(212)
Total net revenues	16,890	13,533	15,777	17,956	14,160

Operating expenses
Compensation and employee benefits	5,692	5,863	5,041	3,992	3,712
Rent and occupancy	415	448	455	426	369
Loan servicing	2,168	1,754	2,239	1,939	1,957
Professional fees	1,051	588	1,184	469	398
Real estate owned, net	898	408	1,134	1,300	485
Other operating expenses	1,641	1,847	1,998	1,688	1,563
Total operating expenses	11,865	10,908	12,051	9,814	8,484
Income before income taxes	5,025	2,625	3,727	8,142	5,676
Income tax expense	1,544	484	1,148	2,960	1,796
Net income	$3,481	$2,141	$2,579	$5,182	$3,880
Less deemed dividends on preferreds stock		$48,955
Net loss allocated to common shareholders		$(46,814)

Basic earnings (loss) per share	$0.17	$(2.33)	$0.13	n.a.	n.a.

Diluted earnings (loss) per common share	$0.11	$(2.33)	$0.13	n.a.	n.a.

Basic weighted avergage common shares outstanding	20,087	20,087	20,087	n.a.	n.a.

Diluted weighted avergage common shares outstanding	32,435	20,087	20,087	n.a.	n.a.

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Third Quarter 2020 Earnings

Velocity Financial, Inc.

Net Interest Margin ‒ Portfolio Related and Total Company

(Unaudited)

Net Interest Margin :::— Portfolio Related and Total Company

	Quarter Ended September 30, 2020			Quarter Ended June 30, 2020			Quarter Ended September 30, 2019
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$-			$220,047			$122,763
Loans held for investment	2,016,414			1,875,260			1,703,377
Total loans	$2,016,414	$41,374	8.21%	$2,095,307	$39,755	7.59%	1,826,140	$40,379	8.84%

Debt:
Warehouse and repurchase facilities	$22,306	703	12.61%	$242,676	2,632	4.34%	246,532	3,527	5.72%
Securitizations	1,742,669	21,645	4.97%	1,589,191	18,557	4.67%	1,401,930	18,301	5.22%
Total debt - portfolio related	1,764,975	22,348	5.07%	1,831,867	21,189	4.63%	1,648,462	21,828	5.30%
Corporate debt	78,000	1,913	9.81%	78,000	1,895	9.72%	136,882	3,842	11.23%
Total debt	$1,842,975	$24,261	5.27%	$1,909,867	$23,084	4.83%	1,785,344	25,670	5.75%

Net interest spread - portfolio related (1)			3.14%			2.96%			3.55%
Net interest margin - portfolio related			3.77%			3.54%			4.06%

Net interest spread - total company (2)			2.94%			2.75%			3.09%
Net interest margin - total company			3.39%			3.18%			3.22%

(1)	Net interest spread - portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio related debt.
(2)	Net interest spread - total company is the difference between the yield on our loan portfolio and the interest rates paid on our total debt.

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Third Quarter 2020 Earnings

Velocity Financial, Inc.

Adjusted Financial Metric Reconciliation to GAAP Net Income

(Unaudited)

"CORE" EARNINGS PER SHARE
	Quarter Ended
($ in thousands)	9/30/2020	6/30/2020

Net Income	$3,481	$2,141
COVID-19 Impact		1,267
Workforce reduction costs	432	-
"Core" Earnings	$3,913	$3,408

Diluted weighted average common shares outstanding	$32,435	$20,087

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